Exhibit 11.1

                 Computation of earnings (loss) per common share
                         (Expressed in Canadian dollars)



                                                                                             Years ended December 31,
                                                         --------------------------------------------------------------------
                                                                 1998                    1997                   1996
                                                         ---------------------  ------------------------ --------------------
Net income (loss) for the year attributable                 $  5,498,944           $    (11,547,036)        $  (6,014,129)
 to basic loss per common share                          =====================  ======================== ====================
Net income (loss) for the year attributable                 $  5,498,944           $    (11,547,036)        $  (6,014,129)
  to diluted income (loss) per common share (1)          =====================  ======================== ====================

Weighted average shares outstanding                            6,504,188                  6,261,001             4,855,479

Dilutive Securities
Stock options                                                    213,429                          -                     -
Share purchase warrants                                            5,206                          -                     -
                                                         ---------------------  ------------------------ --------------------
Total shares for diluted earnings (loss)                       6,722,823                  6,261,001             4,855,479
  per common share                                       =====================  ======================== ====================
Basic income (loss) per common share                        $       0.85           $         (1.84)         $       (1.24)
                                                         =====================  ======================== ====================
Diluted income (loss) per common share                      $       0.82           $         (1.84)         $       (1.24)
                                                         =====================  ======================== ====================
(1)

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